EXHIBIT 99.1

Cleco Corporation
2030 Donahue Ferry Road
PO Box 5000
Pineville, LA 71361-5000
Tel 318 484-7400

NEWS RELEASE

Investor Contacts:
Cleco Corporation:	Analyst Inquiries:	Media Contact:
Kathleen F. Nolen	Dresner Companies	Cleco Corporation:
(318) 484-7687	Kristine Walczak	Michael Burns
Rodney J. Hamilton	(312) 726-3600	(318) 484-7663
(318) 484-7593

 For Immediate Release

Cleco Corp. Reports 2004 Third-Quarter Earnings Increase of 15 Percent

PINEVILLE, La., Nov. 3, 2004 - Cleco Corp. (NYSE: CNL) today reported third-quarter earnings of $0.55 per diluted share, up 15 percent from the $0.48 per share earned during the third quarter of 2003.  The increased earnings were mainly due to lower utility operating and maintenance expenses, partially offset by higher accruals for customer refunds.

For the nine months ended Sept. 30, 2004, the company recorded earnings of $1.04 per share, compared to a loss of $0.56 per diluted share reported for the first nine months of 2003.  Without the Perryville asset-impairment charge of $1.76 per share recorded in the second quarter of 2003, earnings for the first nine months of 2003 would have been $1.20 per share.  The year-to-year comparison (excluding the Perryville impairment charge) largely reflects the cost of the pending settlement of Cleco Power's 2001-2002 fuel audit.

"Our third-quarter results were solid, and we're on track to meet the operational and financial goals we've set for the year," said David Eppler, president and CEO of Cleco Corp.

"We're making progress toward putting together a balanced generation portfolio for Cleco Power to meet the long-term needs of our customers," Eppler said. "Those needs are growing with each industrial prospect we help bring to our service territory through our economic development efforts.  In fact, we recently received news of an upcoming expansion of a large plywood mill in our territory.  In addition, we were recently ranked by Site Selection magazine among the top 10 utilities in the nation in attracting capital investment on a per customer capita basis in 2003.

"And, on the Midstream side of our business," Eppler said, "we continue to made good progress on the sale of our Perryville facility to Entergy."

Summary of Financial Results:

In the tables below, the diluted earnings per share of Cleco Midstream Resources LLC (Cleco Midstream) and the total diluted earnings per share data that exclude the 2003 Perryville asset-impairment charge are not measures defined under accounting principles generally accepted in the United States (GAAP).  Management believes these numbers are useful to investors in understanding the results of operations of Cleco Midstream because they illustrate the impact that the asset-impairment charge had separately from Cleco Midstream's other operational results.  The Cleco Midstream, Cleco Midstream generating projects and Perryville non-GAAP earnings data presented below are reconciled to their most comparable financial measure calculated

-more-

Cleco Corporation

and presented in accordance with GAAP in the attached Schedule I.  The total earnings non-GAAP data are reconciled to their most comparable financial measure calculated and presented in accordance with GAAP in the tables below.

	Diluted Earnings per Share
	Three Months Ended Sept. 30,
Subsidiary	2004	2003
Cleco Power LLC	$0.35	$0.28
Cleco Midstream Resources LLC	0.23	0.23
Corporate and Other	(0.02)	(0.03)
Earnings from continuing operations	$0.56	$0.48
Cleco Energy LLC (Cleco Energy) discontinued operations	(0.01)	--
Earnings applicable to common stock	$0.55	$0.48

	Diluted Earnings per Share
	Nine Months Ended Sept. 30,
Subsidiary	2004	2003
Cleco Power LLC	$0.81	$0.96
Cleco Midstream Resources LLC (excluding impairment charge)	0.34	0.37
Corporate and Other	(0.10)	(0.13)
Earnings from continuing operations excluding 2003 Perryville asset-impairment charge	$1.05	$1.20
Perryville impairment charge	--	(1.76)
Cleco Energy discontinued operations	(0.01)	--
Earnings applicable to common stock	$1.04	($0.56)

Results for Third Quarter 2004:

Major Reconciling Items for Third-Quarter EPS 2004 vs. 2003:

$0.48	2003 Third-Quarter Diluted EPS

(0.12)	Lower Cleco Power nonfuel revenue due to higher customer refund accrual
0.19	Lower Cleco Power expenses, primarily operations and maintenance
0.01	Lower corporate and other, primarily lower interest and benefit expense

$0.56	2004 Third-Quarter Diluted EPS excluding Cleco Energy discontinued operations

(0.01)	2004 Cleco Energy loss from discontinued operations, including loss on disposal

$0.55	2004 Third-Quarter Diluted EPS

Cleco Power LLC

Cleco Power's 2004 third-quarter earnings were $0.07 per share higher than in the third of quarter 2003.

Overall nonfuel revenue decreased $0.12 per share in the quarter-to-quarter comparison largely due to higher accruals for customer refunds, which were $0.12 per share higher than in the same quarter of 2003.  Weather during the quarter was milder than normal but comparable to weather in the third quarter of 2003.  Kilowatt-

-more-

Cleco Corporation

hour sales were down about 2 percent, or about a $0.01 per share, the main cause of which was the May 2004 expiration of a contract with a municipal customer.  The decline was partially offset by higher 2004 revenue from a renegotiated contract with another municipal customer, as well as $0.01 per share in higher transmission service revenue from a municipal customer.

(Million kWh)	For the three months ended Sept. 30,
	2004	2003	Change
Electric Sales
Residential	1,107	1,119	(1.1)%
Commercial	537	530	1.3%
Industrial	736	719	2.4%
Other retail	169	174	(2.9)%
Unbilled	(16)	(58)	(72.4)%
Total retail	2,533	2,484	2.0%
Sales for resale	139	248	(44.0)%
Total retail and wholesale customer sales	2,672	2,732	(2.2)%

Nonfuel operating expenses during the quarter were approximately $0.19 per share lower than in the third quarter of 2003. The primary difference was about $0.14 per share of lower operations and maintenance expenses because of Cleco Power's 2003 reliability enhancement initiative and Tropical Storm Bill restoration efforts.  Additionally, capacity payments were about $0.04 per share lower in the third quarter of 2004, and other items totaled about $0.01 per share, net, in lower expenses.

Cleco Midstream Resources LLC

Cleco Midstream earned $0.23 per share in the third quarter of 2004, equal to results from the same quarter of 2003.  The Evangeline project contributed $0.22 per share for the quarter, up $0.03 per share from its contribution in the third quarter of 2003 mostly due to a higher variable revenue true-up under the tolling agreement resulting from lower dispatch of the unit during the past year.  The Acadia project contributed $0.02 per share in the third quarter, down $0.03 per share from the third quarter of 2003 because of higher availability penalties, replacement power costs and maintenance expenses.  Additionally, Cleco Midstream administrative costs totaled about $0.01 per share during the quarter, comparable to costs of a year ago.

Other

Corporate and other expenses were lower for the quarter, primarily due to a decrease of $0.01 per share in interest and benefits expense versus the third quarter of 2003.

Results from discontinued operations were down $0.01 per share for the quarter, largely due to a loss recorded on the sale of Cleco Energy's oil and gas properties.  Management expects to complete the sale of Cleco Energy's remaining pipeline assets prior to year-end 2004.  The pipeline assets are classified as held for sale, and the related operations are classified as discontinued operations.

Because Perryville was deconsolidated from Cleco Corp.'s financial statements effective with its Jan. 28, 2004, bankruptcy filing, Perryville's third-quarter operations are not reflected in corporate consolidated results.  For the third quarter of 2004, Perryville recorded a net loss of $0.9 million.  During the third quarter 2003, Perryville results were included in Cleco Corp's consolidated financial statements.

-more-

Cleco Corporation

Results for Nine Months Ended Sept. 30, 2004:

Major Reconciling Items for Nine Months Ended Sept. 30 EPS 2004 vs. 2003*:

($0.56)	Nine Months Ended Sept. 30, 2003, Diluted EPS

1.76	Add back: 2003 asset-impairment charge for Perryville project

$1.20	Nine Months Ended Sept. 30, 2003, Diluted EPS excluding Perryville asset-impairment charge

(0.01)	Lower Cleco Power nonfuel revenue, net of customer refund accrual under the rate stabilization plan (excluding 2004 fuel audit settlement amounts)
0.02	Higher Cleco Power interest income
(0.02)	Cleco Power 2003 FERC settlement revenue
(0.14)	Cleco Power 2004 fuel audit settlement
(0.07)	Lower contribution from Cleco Midstream generating projects, excluding 2003 Perryville impairment charge
0.04	Cleco Midstream 2003 FERC settlement costs
0.03	Lower corporate and other, primarily lower state income tax expense

$1.05	Nine Months Ended Sept. 30, 2004, Diluted EPS excluding Cleco Energy discontinued operations

(0.01)	2004 Cleco Energy loss from discontinued operations, including loss on disposal

$1.04	Nine Months Ended Sept. 30, 2004, Diluted EPS

* Please see the Summary of Financial Results tables on page 2, which reconciles total earnings non-GAAP data to their most comparable financial measure calculated and presented in accordance with GAAP, and the attached Schedule I, which reconciles the Cleco Midstream, Cleco Midstream generating projects and Perryville non-GAAP earnings data to their most comparable financial measure calculated and presented in accordance with GAAP.

Cleco Power LLC

For the nine months ended Sept. 30, 2004, Cleco Power's earnings were $0.15 per share lower than during the same period of 2003.

Nonfuel revenue decreased a net $0.01 per share when compared to the first nine months of 2003.  Revenue from electric sales to customers grew about $0.05 per share, composed of $0.04 per share in favorable fuel surcharge adjustments related to previously uncollected fuel costs and $0.01 per share in higher revenues due to stronger industrial sales and higher 2004 revenue from a renegotiated contract with a municipal customer, partially offset by the May 2004 expiration of a contract with a municipal customer.  This increase was offset

-more-

Cleco Corporation

Page5

by $0.05 per share in higher reserves for customer refunds for the current rate-monitoring period and about $0.01 per share in lower transmission revenue.

Interest income for the first nine months of 2004 was up $0.02 per share period-to-period, largely due to favorable fuel surcharge adjustments related to interest on previously uncollected fuel expenses.

Cleco Power's results for the first three quarters of 2003 included a $0.02 per share positive effect from the July 2003 Federal Energy Regulatory Commission (FERC) settlement of certain Cleco Midstream trading issues.  In addition, during the first nine months of 2004, Cleco recorded approximately $0.14 per share of net costs related to the pending LPSC fuel audit settlement.

(Million kWh)	For the nine months ended Sept. 30,
	2004	2003	Change
Electric Sales
Residential	2,696	2,714	(0.7)%
Commercial	1,392	1,364	2.1%
Industrial	2,157	2,038	5.8%
Other retail	445	454	(2.0)%
Unbilled	34	30	13.3%
Total retail	6,724	6,600	1.9%
Sales for resale	502	588	(14.6)%
Total retail and wholesale customer sales	7,226	7,188	0.5%

Expenses during the first nine months of 2004 were about equal to expenses during the same period in 2003.

Cleco Midstream Resources LLC

Please see the attached Schedule I, which reconciles the Cleco Midstream, Cleco Midstream generating projects and Perryville non-GAAP earnings data to their most comparable financial measure calculated and presented in accordance with GAAP.

Cleco Midstream's earnings from continuing operations were $0.34 per share for the first nine months of 2004, compared to a loss of $1.39 per share in the same period of 2003.  The 2003 loss included the $1.76 per share asset-impairment charge associated with the Perryville plant recorded in the second quarter of 2003.  Excluding the impairment charge, Cleco Midstream earnings would have been $0.37 per share for the first nine months of 2003.

Absent the Perryville asset-impairment charge, earnings from Cleco Midstream's generating operations were down $0.07 per share in the first nine months of 2004.  The Perryville project recorded a loss of $0.03 per share for the 2004 period, a decrease of $0.16 per share from a year ago due to the 2003 bankruptcy of its tolling counterparty, Mirant.  The Acadia project earned $0.12 per share for the first nine months of 2004, down $0.02 per share from the 2003 period.  The drop was primarily due to higher availability penalties, replacement power costs and maintenance expenses.  The Evangeline project earned $0.28 per share for the 2004 period, up $0.11 per share from the first nine months of 2003, when expenses were higher largely due to the reassessment of the useful life of the facility's combustion turbine parts.

In period-to-period comparisons, Cleco Midstream's earnings were affected by 2003 expenses of $0.04 per share from the July 2003 FERC settlement.  Additionally, Cleco Midstream administrative costs totaled about $0.03 per share for the nine months ended Sept. 30, 2004, equal to costs in the same period of 2003.

-more-

Cleco Corporation

Other

Corporate and other expenses decreased by $0.03 per share compared to the first nine months of 2003.  The main reason for the decrease was the positive settlement of certain outstanding state tax issues.

Results from discontinued operations were down $0.01 per share for the first nine months of 2004, largely due to a loss recorded on the sale of Cleco Energy's oil and gas properties.  Management expects to complete the sale of Cleco Energy's remaining pipeline assets prior to year-end 2004.  The pipeline assets are classified as held for sale, and the related operations are classified as discontinued operations.

Because the Perryville project's results were deconsolidated from Cleco Corp.'s financial statements effective with its Jan. 28, 2004, bankruptcy filing, 2004 Perryville operations are only reflected in corporate consolidated results prior to that date.  During the first nine months of 2004, Perryville recorded a net loss of $3.1 million following its deconsolidation.

2004 Update:

"At Cleco Power, we're starting the analysis of bids we received just last week through the final Request for Proposal (RFP) we issued in late August.  The RFP is for up to 1,000 megawatts to replace expiring power contracts and to accommodate load growth and another 800 megawatts of stable-priced capacity to replace less efficient natural gas units. We'll spend the rest of this year and the first half of 2005 reviewing and refining those bids in order to select an optimum portfolio to bring to our state regulators at midyear," Eppler said.

"Within our Midstream business, we restructured the Perryville sale to exclude transmission-related and interconnection facilities, and we received good news in October when the FERC agreed it had no jurisdiction over our sale of the Perryville generation assets to Entergy Louisiana Inc.,"  Eppler said.  "That leaves only the Louisiana Public Service Commission (LPSC) and the Securities and Exchange Commission approvals as the last remaining regulatory hurdles for the sale.  Also, during the third quarter we finalized the sale of a portion of our Cleco Energy assets, and we expect the sale of the remaining assets to be completed by year-end.

"In addition, we're working to resolve issues surrounding the Acadia plant, which we co-own with Calpine Corp.  We announced in September that Calpine Energy Services had declared Acadia Power Partners (Acadia) in default of its tolling contract based on Acadia's refusal to test the unit in a manner requested by Calpine Energy Services,"  Eppler said.  "Despite our continuing belief that such a test was not required, we conducted the test under protest during October in order to remove any doubt of a contract default.  We feel that Acadia has a very sound legal position with this tolling agreement, and we will continue to defend the value we've built in the Acadia project."

Eppler added, "Based on results through September, we believe our guidance for 2004 earnings of $1.20 to $1.30 per share is still achievable.  Those targets assume, among other things, normal weather patterns for utility sales and continued performance by Cleco Midstream's tolling counterparties."

Cleco management will discuss the company's 2004 third-quarter results during a conference call scheduled for 11 a.m. EST (10 a.m. CST) Thursday, Nov. 4, 2004.  The call will be broadcast live on the Internet, and replays will be available for 12 months.  Investors may access the webcast through the company's Web site at www.cleco.com by selecting "For Investors" and then "3rd Quarter 2004 Earnings Conference Call."

-more-

Cleco Corporation

Cleco's businesses referred to in this news release are:

Cleco Power LLC
Cleco Midstream Resources LLC Cleco Evangeline LLC Perryville Energy Partners, L.L.C.; Perryville Energy Holdings LLC Acadia Power Partners LLC; Acadia Power Holdings LLC Cleco Energy LLC
Other (Cleco Corporation; Cleco Support Group LLC, Cleco Innovations LLC; CLE Resources, Inc.)

 Cleco Corp. is a regional energy services company headquartered in Pineville, La.  It operates a regulated electric utility company that serves 264,000 customers across Louisiana.  Cleco also operates a wholesale energy business that has approximately 2,100 megawatts of generating capacity, including the Perryville plant, a 718-megawatt plant.  The sale of the Perryville plant to Entergy Louisiana Inc. is pending.  For more information about Cleco, visit www.cleco.com.

Financial tables follow:

Schedule I
Reconciliation of Cleco Midstream, Cleco Midstream Generating Projects and Perryville Non-GAAP Earnings Data to Their Most Comparable Financial Measure Calculated and Presented in Accordance with GAAP

	Comparison of Diluted Earnings per Share
	For the Nine Months Ended Sept. 30,

	2004	2003	Variance
Cleco Midstream Resources LLC earnings from continuing operations	$0.34	($1.39)	$1.73
Add: 2003 Perryville impairment charge	--	$1.76	($1.76)
Cleco Midstream Resources LLC earnings from continuing operations (excluding impairment charge)	$0.34	$0.37	($0.03)

Cleco Midstream generating operations	$0.37	($1.32)	$1.69
Add: 2003 Perryville impairment charge	--	$1.76	($1.76)
Cleco Midstream generating operations (excluding impairment charge)	$0.37	$0.44	($0.07)

Perryville Energy Partners, LLC	($0.03)	($1.63)	$1.60
Add: 2003 Perryville impairment charge	--	$1.76	($1.76)
Perryville Energy Partners, LLC (excluding impairment charge)	($0.03)	$0.13	($0.16)

-more-

Cleco Corporation

CLECO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Thousands, except share and per share amounts) (UNAUDITED)
For the three months ended September 30,	2004	2003

Operating revenue
Electric operations	$ 219,747	$ 208,947
Tolling operations	--	36,332
Energy trading, net	--	(132)
Other operations	8,610	8,096
Affiliate revenue	2,377	--
Gross operating revenue	230,734	253,243
Electric customer credits	(1,344)	7,849
Operating revenue, net	229,390	261,092
Operating expenses
Fuel used for electric generation	60,380	51,616
Power purchased for utility customers	79,586	82,006
Other operations	19,165	30,315
Maintenance	11,803	21,988
Depreciation	14,507	17,288
Taxes other than income taxes	10,587	10,007
Total operating expenses	196,028	213,220
Operating income	33,362	47,872
Interest income	607	502
Allowance for other funds used during construction	976	486
Equity income from investees	23,061	8,337
Other income	166	2,504
Other expense	(2,246)	(3,387)
Income before interest charges	55,926	56,314
Interest charges
Interest charges, including amortization of debt expenses, premium and discount, net of capitalized interest	12,063	17,799
Allowance for borrowed funds used during construction	(326)	(266)
Total interest charges	11,737	17,533

Net income from continuing operations before income taxes and preferred dividends	44,189	38,781
Federal and state income tax expense	16,500	15,093

Net income from continuing operations	27,689	23,688
Discontinued operations
(Loss) income from discontinued operations, net of tax	(35)	115
(Loss) income on disposal of segment, net of tax	(271)	--
Total discontinued operations	(306)	115
Net income before preferred dividends	27,383	23,803
Preferred dividends requirements, net	468	461

Net income applicable to common stock	$ 26,915	$ 23,342

-more-

Cleco Corporation

CLECO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Continued) (Thousands, except share and per share amounts) (UNAUDITED)
For the three months ended September 30,	2004	2003

Average shares of common stock outstanding
Basic	47,114,330	47,239,652
Diluted	49,302,887	49,579,857

Basic earnings per share
From continuing operations	$ 0.56	$ 0.48
From discontinued operations	$ (0.01)	--
Net income applicable to common stock	$ 0.55	$ 0.48

Diluted earnings per share
From continuing operations	$ 0.56	$ 0.48
From discontinued operations	$ (0.01)	--
Net income applicable to common stock	$ 0.55	$ 0.48

Cash dividends paid per share of common stock	$ 0.225	$ 0.225

-more-

Cleco Corporation

CLECO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Thousands, except share and per share amounts) (UNAUDITED)
For the nine months ended September 30,	2004	2003
Operating revenue
Electric operations	$ 545,417	$ 519,080
Tolling operations	10,255	88,140
Energy trading, net	3	(556)
Other operations	22,502	23,860
Affiliate revenue	5,361	--
Gross operating revenue	583,538	630,524
Electric customer credits	(21,177)	(1,562)
Operating revenue, net	562,361	628,962
Operating expenses
Fuel used for electric generation	110,230	121,111
Power purchased for utility customers	206,490	182,433
Other operations	60,389	72,799
Maintenance	31,306	42,215
Depreciation	45,150	58,954
Impairment of long-lived assets	--	134,772
Taxes other than income taxes	30,335	29,683
Total operating expenses	483,900	641,967
Operating income (loss)	78,461	(13,005)
Interest income	3,012	1,895
Allowance for other funds used during construction	2,702	2,113
Equity income from investees	40,872	23,938
Other income	267	2,872
Other expense	(2,869)	(6,906)
Income before interest charges	122,445	10,907
Interest charges
Interest charges, including amortization of debt expenses, premium and discount, net of capitalized interest	41,077	53,632
Allowance for borrowed funds used during construction	(896)	(623)
Total interest charges	40,181	53,009
Net income (loss) from continuing operations before income taxes and preferred dividends	82,264	(42,102)
Federal and state income tax expense (benefit)	29,950	(17,316)
Net income (loss) from continuing operations	52,314	(24,786)
Discontinued operations
(Loss) income from discontinued operations, net of tax	(165)	1
(Loss) income on disposal of segment, net of tax	(271)	--
Total discontinued operations	(436)	1
Net income (loss) before preferred dividends	51,878	(24,785)
Preferred dividends requirements, net	1,745	1,395
Net income (loss) applicable to common stock	$ 50,133	$ (26,180)

-more-

Cleco Corporation

CLECO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Continued) (Thousands, except share and per share amounts) (UNAUDITED)
For the nine months ended September 30,	2004	2003

Average shares of common stock outstanding
Basic	47,031,650	47,169,527
Diluted	47,069,652	47,169,573

Basic earnings per share
From continuing operations	$ 1.05	$ (0.56)
From discontinued operations	$ (0.01)	$ --
Net income (loss) applicable to common stock	$ 1.04	$ (0.56)

Diluted earnings per share
From continuing operations	$ 1.05	$ (0.56)
From discontinued operations	$ (0.01)	$ --
Net income (loss) applicable to common stock	$ 1.04	$ (0.56)

Cash dividends paid per share of common stock	$ 0.675	$ 0.675

-more-

Cleco Corporation

CLECO CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (Thousands) (UNAUDITED)
	At September 30, 2004	At September 30, 2003
Assets
Current Assets
Cash and cash equivalents	$ 102,450	$ 67,071
Accounts receivable, net	62,937	83,600
Other current assets	84,932	87,775
Total Current Assets	250,319	238,446
Property, plant & equipment, net	1,053,136	1,410,809
Equity investment in investee	329,581	268,726
Prepayments, deferred charges and other	168,999	251,085
Total Assets	$1,802,035	$2,169,066

Liabilities
Current Liabilities
Short-term debt	$ 180,231	$ 215,620
Accounts payable	79,290	79,570
Other current liabilities	78,114	76,530
Total Current Liabilities	337,635	371,720
Deferred credits and other liabilities	494,578	368,797
Long-term debt, net	450,590	903,458
Total Liabilities	1,282,803	1,643,975
Shareholders' Equity
Preferred stock	19,064	18,527
Common shareholder's equity	503,833	509,383
Other comprehensive income	(3,665)	(2,819)
Total Shareholders' Equity	519,232	525,091
Total Liabilities and Shareholders' Equity	$1,802,035	$2,169,066

Please note:  In addition to historical financial information, this news release contains forward-looking statements about future results and circumstances with respect to which there are many risks and uncertainties, including the weather and other natural phenomena, state and federal legislative and regulatory initiatives, the timing and extent of changes in commodity prices and interest rates, the operating performance of Cleco Power's and Midstream's facilities, the financial condition of the company's tolling agreement counterparties, the performance of the tolling agreements by such counterparties, the resolution of the Calpine Energy Services dispute under the Acadia tolling agreements, the completion of the pending sale of the Perryville plant, the resolution of damage claims against Mirant Corp. and certain of its subsidiaries, the approval of the Cleco Power fuel audit settlement by the 27th Judicial District Court, and the other risks and uncertainties more fully described in the company's latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q.  Actual results may differ materially from those indicated in such forward-looking statements.

-###-